EXHIBIT 21



                         ACE HARDWARE CORPORATION

                           LIST OF SUBSIDIARIES
                          (as of March 12, 1997)

                                                       NAME UNDER
                                STATE OF           WHICH SUBSIDIARY
SUBSIDIARY                   INCORPORATION          DOES BUSINESS
----------                   -------------         ----------------
Ace Insurance Agency, Inc.     Illinois          Ace Insurance Agency, Inc.

AHC Realty Corporation         Illinois          AHC Realty Corporation

Loss Prevention Services,      Illinois          Loss Prevention Services,
Inc.                                             Inc.

A.H.C. Store Development       Illinois          A.H.C. Store Development
Corp.                                            Corp.

Ace Hardware Canada Limited    Canada            Ace Hardware Canada Limited

National Hardlines Supply,     Illinois          National Hardlines Supply,
Inc.                                             Inc.

New Age Insurance Limited      Bermuda           New Age Insurance Limited

Ace Hardware de Mexico,        Mexico            Ace Hardware de Mexico,
S.A. de C.V.                                     S.A. de C.V.